US Ecology, Inc. Announces Award of GE Hudson River Disposal Contract

BOISE, ID -- (Marketwire - June 30, 2010) - US Ecology, Inc. (NASDAQ: ECOL) ("the Company") today announced that General Electric, Inc. ("GE") has selected the Company as one of three vendors to dispose sediment removed from the Upper Hudson River in New York State during the first phase of a major environmental dredging project.

GE performed Phase 1 of this cleanup project between May and October 2009, with the approval and oversight from the U.S. Environmental Protection Agency ("EPA"). The sediment contains polychlorinated biphenyls, or PCBs, and a portion of the waste will be disposed of at the US Ecology Idaho facility located near Grand View, Idaho. The facility is an EPA and State of Idaho permitted facility located approximately 60 miles southeast of Boise, Idaho. Services under this contract are expected to be completed in Q3 and Q4 2010.

"We are very pleased that General Electric has chosen US Ecology for the safe, secure and environmentally sound disposal of material from this important cleanup project," stated US Ecology's President and Chief Executive Officer Jim Baumgardner.

About US Ecology, Inc.
US Ecology, Inc. (formerly known as American Ecology Corporation) through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste broker / aggregators. Headquartered in Boise, Idaho, the Company is one of the nation's oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2010 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.'s December 31, 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, market conditions and production rates for the thermal recycling service at our Texas facility, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions including a tightened credit market, the timing or level of government funding or competitive conditions, incidents that could limit or suspend specific operations, our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

Financial Media Contact:
Alison Ziegler
Cameron Associates
(212) 554-5469
alison@cameronassoc.com
www.usecology.com

General Media Contact:
Lesley Rogers
Strategies 360
(206) 334-1483
Email: lesleyr@strategies360.com